Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-193039 and 333-200687 on Form S-8 and Registration Statement No. 333-201553 on Form S-3 of our report dated March 13, 2015, relating to the financial statements of Kindred Biosciences, Inc. appearing in this Annual Report on Form 10-K of Kindred Biosciences, Inc. for the year ended December 31, 2014.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
March 13, 2015